UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 3, 2009 (Date of earliest event reported)

Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Please see the discussion of the Management Services Agreement between Charles & Colvard, Ltd. (the “Company”) and Bird Capital Group, Inc. (“BCG”) providing for, among other things, the services of Richard A. Bird as the Company’s full-time Chief Executive Officer, as more fully described in Item 5.02 of this Current Report on Form 8-K below and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)

On February 3, 2009, the Company entered into a Management Services Agreement (the “Agreement”) with BCG under which BCG will provide management services to the Company, including the services of Richard A. Bird as the Company’s full-time Chief Executive Officer (“CEO”). As CEO, Mr. Bird will perform all normal CEO duties and will have exclusive authority to contract for the Company and to authorize other officers to contract for the Company.

The services to be provided by BCG include the development of a new strategic plan of the Company for growth and competitive success. The plan is to be developed by BCG on or before April 15, 2009 utilizing consulting resources to be paid for by BCG. Subject to approval of the Board of Directors, Mr. Bird as CEO will be responsible for implementation of the plan.

The initial term of the Agreement is scheduled to end on December 31, 2010. After the initial term, the Agreement would automatically renew for three successive one-year terms unless terminated by the Company within 30 days of the receipt of audited year-end financial statements if the Company has not met certain annual sales and operating thresholds. The Agreement is terminable “for cause” (as defined in the Agreement) or upon the death or incapacitation of Mr. Bird. BCG also may terminate the Agreement if there is a Change of Control (as defined in the Agreement) of the Company at any time prior to February 1, 2014. Upon such termination, BCG would receive all moneys and bonuses due under the Agreement plus an early termination payment equal to $1,400,000 if the Change of Control occurs before February 1, 2011 and $900,000 if the Change of Control occurs on or after February 1, 2011, provided that the early termination payment for a Change of Control on or after February 1, 2011 would be payable only if the annual operating threshold referred to above is met for the calendar year immediately preceding the Change of Control.

The Agreement provides for monthly management fees payable to BCG. BCG will receive $75,000 per month during 2009, except the monthly fee will be $175,000 per month during the first two months of the Agreement to compensate BCG for the additional work with respect to the strategic plan. Beginning on January 1, 2010 and on January 1 of each succeeding year of the Agreement, the fee will be subject to certain adjustments. If 4% of the Company’s annual sales exceeds the monthly management fees paid with respect to that period, the difference will be paid to BCG. In addition, for each successive calendar year beginning January 1, 2010, the monthly management fee will be adjusted to the greater of (1) one-twelfth of 4% of the Company’s annual sales for the prior year or (2) $75,000 as adjusted for any increases in the Consumer Price Index.

The Agreement also provides for potential short and long-term bonuses payable to BCG. BCG would receive a one-time bonus equal to 10% of any realized gross profit, with certain exceptions, that is collected in cash from the reduction of finished goods inventory as of January 31, 2010 compared to January 31, 2009. In addition, BCG would receive a possible bonus based on any net amounts realized upon any settlement of certain pending litigation.

Long-term bonuses potentially payable to BCG include an annual bonus equal to 20% of the Company’s operating income before or excluding (i) interest, income taxes, depreciation and amortization, (ii) charges or accruals for long-term bonuses payable to BCG, (iii) certain extraordinary and nonrecurring items. Upon the earlier of any Sale Transaction (as defined in the Agreement) of the Company or termination of the Agreement, BCG also will receive a one-time bonus equal to 20% of the amount by which the Company’s total market valuation exceeds the Company’s market valuation on the date of the Agreement. The Company’s market valuation is determined based on the Sale Transaction or the market price of the Company’s common stock, as applicable.

The foregoing summary of the terms of the Agreement does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.128 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Bird, age 65, has served as a director of the Company since May 2008 and will continue to be nominated for election as a director of the Company during the term of the Agreement. If at any time during the term of the Agreement, Mr. Bird agrees to serve on the Board of Directors and is not elected to the Board of Directors, or by any way other than his failure to stand for election or his resignation is not a member of the Board of Directors, then BCG shall have the right, at its sole discretion and option, to terminate the Agreement. Since April 1997, Mr. Bird has held the position of President of System Strategies, Inc., a Houston, Texas advisory firm for private equity investments, corporate development, strategy and mergers and acquisitions. Since December 2007, in addition to serving as President of BCG, a Houston, Texas advisory firm for private equity investments, Mr. Bird has served as Managing Principal of Bird Capital Partners, LLC, a Las Vegas, Nevada private equity investment firm.

Other than the Company’s engagement of BCG pursuant to the Agreement, there is no pre-existing arrangement or understanding that Mr. Bird be selected as the Company’s CEO.

On February 5, 2009, the Company ended its employment relationship with three executive officers: Dennis M. Reed, who had served as President and Chief Marketing Officer since March 2007 and principal executive officer since July 2008; Carl A. Mielke, Senior Vice President of Sales and Steven L. Abate, Vice President of Operations. Based on their respective employment agreements, the Company does not believe that it has any severance payment obligations to these former employees.

On February 5, 2009, the Company issued a press release announcing the Agreement and the appointment of Mr. Bird as the Company’s CEO. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.128	Management Services Agreement, made and entered into as of February 3, 2009, by and between Charles & Colvard, Ltd. and Bird Capital Group, Inc. *

Exhibit 99.1	Press release, dated February 5, 2009.

*	Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ Neil Boss
Neil Boss Controller & Principal Financial Officer

Date: February 9, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

Exhibit 10.128	Management Services Agreement, made and entered into as of February 3, 2009, by and between Charles & Colvard, Ltd. and Bird Capital Group, Inc. *

Exhibit 99.1	Press release, dated February 5, 2009.

*	Portions of this Exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.